Exhibit 10.3

CALERES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As amended and restated effective May 28, 2015

CALERES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Brown Shoe Company, Inc. (“Brown”) and its Affiliates previously adopted the Brown Shoe Company, Inc. Executive Retirement Plan (the “Plan”) for the benefit of eligible employees of Brown and its affiliates; and

WHEREAS, effective May 28, 2015, Brown shall be renamed Caleres, Inc. (“Company”), and the Company retained the right to amend the Plan pursuant to Section V.G thereof; and

WHEREAS, effective May 28, 2015, the Company desires to amend and restate the Plan to change the name of the Plan to the Caleres, Inc. Supplemental Executive Retirement Plan;

NOW, THEREFORE, effective as of May 28, 2015, the Plan is renamed the Caleres, Inc. Supplemental Executive Retirement Plan and is amended and restated to read as follows:

SECTION I
DEFINITIONS
A.    “Actuarially Equivalent” means an amount of equivalent actuarial value based on the actuarial assumptions set forth in the Retirement Plan for purposes of determining a lump sum distribution.
B.    “Affiliate” means any corporation which, with the consent of the Board of Directors of the Company, adopts the Plan.
C.    “Board” and “Board of Directors” means the Board of Directors of the Company.
D.    “Change of Control” means the occurrence of any of the following events after January 1, 2008:
(a)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with the exception set forth in subsection (c) below; or
(b)    Individuals who, as of January 1, 2008, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to January 1, 2008 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent

Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or
(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
For purposes of this definition of Change of Control, Person means any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended).
Notwithstanding the above, an event shall be considered a Change of Control only if such event satisfies the above definition and such event is a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Code Section 409A and the regulations promulgated thereunder.
E.    “Code” means the Internal Revenue Code of 1986, as amended.
F.    “Committee” means the committee appointed pursuant to Section VI.
G.    “Company” means Caleres, Inc., a New York corporation.
H.    “Early Retirement Benefit” means the early retirement benefit payable to a Participant under either Section III.B.2 or Section IV.B.2 of the Plan on his Early Retirement Date under the Retirement Plan.
I.    “Early Retirement Date” means a Participant’s Early Retirement Date under the Retirement Plan.
J.    “Effective Date” means January 1, 1983.
K.    “Employee” means a person employed by the Employer.

L.    “Employer” means the Company or an Affiliate.

M.    “Excess Benefit Participant” means an Employee who has satisfied the eligibility requirements of Section II, as indicated pursuant to an action taken by the Committee, and is eligible for benefits in accordance with Section IV.
N.    “Executive Benefit Participant” means an Employee who has satisfied the eligibility requirements of Section II, as indicated pursuant to an action taken by the Committee, and is eligible for benefits in accordance with Section III.
O.    “Normal Retirement Benefit” means the benefit payable to a Participant under either Section III.B.1. or Section IV.B.1 of the Plan on his Normal Retirement Date under the Retirement Plan.
P.    “Normal Retirement Date” means a Participant’s Normal Retirement Date under the Retirement Plan.
Q.    “Participant” means an Employee who is either an “Excess Benefit Participant” or an “Executive Benefit Participant,” as defined above.
R.    “Plan” means this Caleres, Inc. Supplemental Executive Retirement Plan.

S.    “Pre‑Retirement Death Benefit” means the death benefit payable under either Section III.B.4. or Section IV.B.4. of the Plan.
T.    “Retirement Plan” means the Caleres, Inc. Retirement Plan.
SECTION II
ELIGIBILITY
On and after the Effective Date, the Committee may, in its sole discretion, by notice in writing, designate any highly-paid key Employee who is a participant in the Retirement Plan as either an Executive Benefit Participant or an Excess Benefit Participant.
SECTION III
EXECUTIVE BENEFITS
A.    Benefits described in this Section shall be payable solely to Executive Benefit Participants or their beneficiaries.
B.    Subject to Section V.A, benefits shall be payable within thirty (30) days of an Executive Benefit Participant’s separation from service or death, to the Executive Benefit Participant or to the surviving beneficiary of an Executive Benefit Participant entitled to a Pre-Retirement Death Benefit under the Retirement Plan, in a lump sum which is Actuarially Equivalent to the following as of the date of the Executive Benefit Participant’s separation from service or death:
1.    If an Executive Benefit Participant terminates employment at or after his or her Normal Retirement Date, an amount equal to (a) minus (b) below payable immediately for the life of the Executive Benefit Participant, where:
(a)    equals the Normal Retirement Benefit (or Deferred Retirement Benefit, if applicable) calculated under the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code but adjusted by substituting 1.465% where 1.425% appears in Section I.A of the Retirement Plan, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the Normal Retirement Benefit (or Deferred Retirement Benefit, if applicable) payable under the Retirement Plan as of his or her termination of employment.
2.    If an Executive Benefit Participant terminates employment at his or her Early Retirement Date, an amount equal to (a) minus (b) below payable immediately for the life of the Executive Benefit Participant, where:
(a)    equals the Normal Retirement Benefit calculated under the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code but adjusted by substituting 1.465% where 1.425% appears in Section I.A. of the Retirement Plan, and by reducing such benefit to the retiree by .8333% for each full month between his Early Retirement Date under the Retirement Plan and the first of the month coincident with or next following the month in which the retiree attains age 60, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the Early Retirement Benefit payable under the Retirement Plan as of his or her termination of employment.
3.    If an Executive Benefit Participant terminates employment prior to his or her Early Retirement Date, an amount equal to (a) minus (b) below payable for the life of the Executive Benefit Participant commencing on his or her Normal Retirement Date, where:
(a)    equals the deferred vested benefit calculated under Section VII of the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, but adjusted by substituting 1.465% where 1.425% appears in Section I.A. of the Retirement Plan, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the deferred vested benefit payable under Section VII of the Retirement Plan as of his or her termination of employment.
4.    If an Executive Benefit Participant dies during employment with the Employer and is eligible for a Pre-Retirement Death Benefit under the Retirement Plan, an amount equal to (a) minus (b) below payable for the life of the beneficiary commencing on the first day of the month following the later of the Executive Benefit Participant’s date of death or the date the Executive Benefit Participant would have attained age 55, where:

(a)    equals the Pre‑Retirement Death Benefit calculated under the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, but adjusted (1) by substituting 1.465% where 1.425% appears in Section I.A. of the Retirement Plan, (2) by substituting the Early Retirement reduction factors specified in Section III.B.2(a) of this Plan for those specified in the Retirement Plan, and (3) by substituting for “fifty percent (50%)” in VI(A)(5)(a) of the Retirement Plan the following:
(i)    “seventy-five percent (75%)” if the Executive Benefit Participant had not attained age 55 at his death and
(ii)    “one-hundred percent (100%)” if the Executive Benefit Participant had attained age 55 at his death; and
(2)    by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the Pre-Retirement Death Benefit payable under the Retirement Plan as of the date of his or her death.
5.    The additional retirement benefits provided under written contractual commitments to any Executive Benefit Participant shall be payable from the Plan.
C.    Notwithstanding anything else contained in the Plan, in the event of a Change of Control, the Company shall determine the lump sum actuarial equivalent of the benefits payable under Section III.B.1 if the Executive Benefit Participant has reached his Normal Retirement Date under the Retirement Plan, or under Section III.B.2 if the Executive Benefit Participant has not reached his Normal Retirement Date under the Retirement Plan, as if the Executive Benefit Participant retired as of the effective date of the Change of Control (using the same actuarial assumptions which are used in calculating benefits under the Retirement Plan at the time of the Change of Control and assuming that any accrued benefits under the Retirement Plan were fully vested) and shall pay such amount to the Executive Benefit Participant within 30 days after such date. In the event the Executive Benefit Participant has not attained age 60 as of the effective date of the Change of Control, such lump sum shall be determined based on the benefit that would be payable under Section III.B.2 commencing at age 60 actuarially reduced to reflect the Executive Benefit Participant’s age on the date of the Change in Control. In the event an Executive Benefit Participant had previously retired and is receiving a monthly benefit as of the effective date of the Change of Control, such lump sum shall be based on the payment form and amount being received by the Participant. In the event that the Plan is not terminated pursuant to Section VII.I following a Change of Control, no additional benefits shall accrue hereunder after the date such Change of Control occurs unless the Board of Directors amends the Plan to provide otherwise.
SECTION IV
EXCESS BENEFITS
A.    Benefits described in this Section shall be payable solely to Excess Benefit Participants or their beneficiaries.

B.    Subject to Section V.A, benefits shall be payable within thirty (30) days of an Excess Benefit Participant’s separation from service or death, to the Excess Benefit Participant or to the surviving beneficiary of an Excess Benefit Participant entitled to a Pre-Retirement Death Benefit under the Retirement Plan, in a lump sum which is Actuarially Equivalent to the following as of the date of the Excess Benefit Participant’s separation from service or death:
1.    If an Excess Benefit Participant terminates employment at or after his or her Normal Retirement Date, an amount equal to (a) minus (b) below payable immediately for the life of the Excess Benefit Participant, where:
(a)    equals the Normal Retirement Benefit (or Deferred Retirement Benefit, if applicable) calculated under the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the Normal Retirement Benefit (or Deferred Retirement Benefit, if applicable) payable under the Retirement Plan as of his or her termination of employment.
2.    If an Excess Benefit Participant terminates employment at his or her Early Retirement Date, an amount equal to (a) minus (b) below payable immediately for the life of the Excess Benefit Participant, where:
(a)    equals the Early Retirement Benefit calculated under the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the Early Retirement Benefit payable under the Retirement Plan as of his or her termination of employment.
3.    If an Excess Benefit Participant terminates employment prior to his or her Early Retirement Date, an amount equal to (a) minus (b) below payable for the life of the Excess Benefit Participant commencing on his or her Normal Retirement Date, where:
(a)    equals the deferred vested benefit calculated under Section VII of the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the deferred vested benefit payable under Section VII of the Retirement Plan as of his or her termination of employment.
4.    If an Excess Benefit Participant dies during employment with the Employer and is eligible for a Pre-Retirement Death Benefit under the Retirement Plan, an amount equal to

(a) minus (b) below payable for the life of the beneficiary commencing on the first day of the month following the later of the Excess Benefit Participant’s date of death or the date the Excess Benefit Participant would have attained age 55, where:
(a)    equals the Pre‑Retirement Death Benefit calculated under the Retirement Plan (1) without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, and (2) by including amounts deferred pursuant to a salary deferral election by a Participant under a nonqualified deferred compensation plan maintained by the Company when determining his or her compensation for benefit accrual purposes under the Retirement Plan; and
(b)    equals the Pre-Retirement Death Benefit payable under the Retirement Plan as of the date of his or her death.
5.    The additional retirement benefits provided under written contractual commitments to any Excess Benefit Participant shall be payable from the Plan.
C.    Notwithstanding anything else contained in the Plan, in the event of a Change of Control, the Company shall determine the lump sum actuarial equivalent of the benefits payable under Section IV.B.1 if the Excess Benefit Participant has reached his Normal Retirement Date under the Retirement Plan, or under Section IV.B.2 if the Excess Benefit Participant has not reached his Normal Retirement Date under the Retirement Plan, as if the Excess Benefit Participant retired as of the effective date of the Change of Control (using the same actuarial assumptions which are used in calculating benefits under the Retirement Plan at the time of the Change of Control and assuming that any accrued benefits under the Retirement Plan were fully vested) and shall pay such amount to the Excess Benefit Participant within 30 days after such date. In the event the Excess Benefit Participant has not attained age 55 as of the effective date of the Change of Control, such lump sum shall be determined based on the benefit that would be payable under Section IV.B.2 commencing at age 55 actuarially reduced to reflect the Excess Benefit Participant’s age on the date of the Change in Control. In the event that the Plan is not terminated pursuant to Section VII.I following a Change of Control, no additional benefits shall accrue hereunder after the date such Change of Control occurs unless the Board of Directors amends the Plan to provide otherwise.
SECTION V
BENEFIT LIMITATIONS AND SPECIAL RULES
A.    Notwithstanding Sections III.B.1 - III.B.5 and Section IV.B.1 - IV.B.5, payment of benefits shall not be made or commence prior to the date which is 6 months after the date of a Participant’s separation from service (for any reason other than death) in the case of a Participant who is determined to be a “specified employee.” A lump sum shall be paid to the Participant as of the day after the last day of such 6-month period equal to the lump sum amount calculated as of the date of separation from service, accumulated with interest to the payment date at the rate of interest used to determine such lump sum amount. For purposes of this Section, a “specified employee” means a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) determined in accordance with the meaning of such term under Code Section 409A, the regulations promulgated thereunder, and the Resolution of the Board of Directors of the Company addressing specified employee determinations.
B.    Except as provided in Section III.B.5 and Section IV.B.5, the benefit calculated under B.1(a), B.2(a), B.3(a) and B.4(a) of Section III or IV, as applicable, and the offsets calculated under

B.1(b), B.2(b), B.3(b) and B.4(b) of Section III or IV, as applicable, shall be calculated based only on Credited Service under the Retirement Plan earned up to the earlier of the date upon which the Participant terminates employment with the Company and its Affiliates or the date as of which the Committee determines that a Participant is no longer a Participant in the Plan.
C.    Neither a Participant nor a beneficiary may designate or otherwise elect, directly or indirectly, the taxable year of any payment under the Plan.

SECTION VI
ADMINISTRATION AND CLAIMS PROCEDURE
A.    The Board of Directors of the Company shall appoint a Committee of not less than three persons, who shall serve without compensation at the pleasure of the Board of Directors. Upon death, resignation or inability of a member of the Committee to continue, the Board of Directors shall appoint a successor. The Chief Financial Officer of the Company shall not serve as a member of the Committee.
B.    The Committee shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the members of the Committee shall govern.
C.    A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by a meeting of the Committee. The Committee may authorize any of its members to sign documents or papers on its behalf.
D.    The Committee shall appoint a Chairman from among its members, and a Secretary who need not be a member of the Committee. The Secretary shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient and appropriate.
E.    No member of the Committee shall make any decision or take any action covering exclusively his own benefits under the Plan, but all such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board of Directors of the Company.
F.    A Participant who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as 'Claimant') may file a written request for such benefit with the Committee setting forth his claim. The request must be addressed to: Committee, Caleres, Inc. Supplemental Executive Retirement Plan, 8300 Maryland Avenue, St. Louis, Missouri 63105.
G.    Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than 90 days, and shall, in fact, deliver such reply within such period. However, the Committee may extend the reply period for an additional 90 days for reasonable cause. If the reply period will be extended, the Committee shall advise the Claimant in writing during the initial 90‑day period indicating the special circumstances requiring an extension and the date by which the Committee expects to render the benefit determination.

If the claim is denied in whole or in part, the Committee will render a written opinion, using language calculated to be understood by the Claimant, setting forth (i) the specific reason or reasons for the denial, (ii) the specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary, (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and (v) the time limits for requesting a review of the denial and for the actual review of the denial.
H.    Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may file a request with the Chief Financial Officer of the Company (“CFO”) in writing, at the Company’s then principal place of business, that the CFO review the prior determination. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.
The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Committee in making the initial claims decision, (ii) was submitted, considered or generated in the course of the Committee making the initial claims decision, without regard to whether such instrument was actually relied upon by the Committee in making the decision or, (iii) demonstrates compliance by the Committee with administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated Claimants. If the Claimant does not request a review of the Committee’s determination within such 60‑day period, he or she shall be barred and estopped from challenging such determination.
I.    Within a reasonable period of time, ordinarily not later than 60 days, after the CFO’s receipt of a request for review, the CFO will review the prior determination. If special circumstances require that the 60‑day time period be extended, the CFO will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the CFO expects to render the decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review.
The CFO has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the CFO decides in his or her discretion that the Claimant is entitled to such benefits. The decision of the CFO shall be final and non‑reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Claimant.
If the CFO makes an adverse benefit determination on review, the CFO will render a written opinion, using language calculated to be understood by the Claimant, setting forth (i) the specific reason or reasons for the denial, (ii) the specific references to pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (A) was relied upon in making the decision, (B) was submitted, considered or generated in the course of making the decision, without regard to whether such instrument was actually relied upon in making the decision, or (C) demonstrates compliance with administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants, and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.
To the extent permitted by law, a decision on review by the CFO shall be binding and conclusive upon all persons whomsoever. Completion of the claims procedure described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan, or by another person claiming rights through such person.

SECTION VII
MISCELLANEOUS

A.    Plan Year. The Plan Year shall be the calendar year.
B.    Spendthrift. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to lien any of the benefits payable or to be payable under this Plan.
C.    Incapacity. If, in the opinion of the Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.
D.    Employee Rights. The Employer, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of the Employer.
E.    Service of Process and Plan Administrator.
1.    The Secretary of the Company shall be the agent for service of legal process.
2.    The Company shall constitute the Plan Administrator.
F.    Unfunded Plan. The Plan shall be unfunded until after a Change of Control. All payments to a Participant under the Plan shall be made from the general assets of the Employer. The rights of any Participant to payment shall be those of an unsecured general creditor of the Employer.
G.    Company Rights. The Company reserves the right to amend or terminate the Plan. Each Employer may terminate its participation in the Plan at any time.
H.    Governing Law. The Plan shall be governed and construed according to the laws of the State of Missouri.

I.    Amendment and Termination. Except as otherwise provided in this section, the Board of Directors shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of any affected

Participant, the Participant’s right to any amounts already accrued, or lengthen the time period for a payout from the Plan, that existed on the day before the effective date of such modification or termination. This termination of the Plan is permitted only as described in Sections 1 - 3 below.
1.    Termination on Corporate Dissolution or Bankruptcy. The Board of Directors may terminate the Plan within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross incomes in the later of the calendar year in which the Plan termination occurs or the first calendar year in which the payment is administratively practicable.
2.    Termination Upon a Change in Control. The Board of Directors may terminate the Plan within the 30 days preceding or the 12 months following a Change of Control, provided that the Company terminates all substantially similar arrangements in a manner such that all Participants under this Plan and under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination of this Plan.
3.    Other Terminations. The Plan may be terminated in accordance with this Section 3 with respect to all Participants. Following any such termination, payment of credited amounts shall be made in a single sum payment to all Participants in accordance with the following rules:
(a)    No payments under the Plan other than payments that would have been payable under the terms of the Plan if the termination had not occurred will be made within 12 months of the termination of the Plan;
(b)    All payments under the Plan as a result of the termination of the Plan must be made within 24 months of such termination of the Plan;
(c)    The Company shall simultaneously terminate all nonqualified non-account balance plans which it maintains; and
(d)    The Company must not adopt a new nonqualified deferred compensation arrangement covering any Participant affected by the termination of this Plan at any time within five years following the termination of this Plan if such new arrangement would constitute a nonqualified, non-account balance plan.
In addition, the termination of this Plan shall be subject to such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
J.    Interpretation . All provisions of this Plan shall be interpreted in a manner so as to be consistent with Section 409A of the Code and the regulations issued thereunder.

IN WITNESS WHEREOF, Caleres, Inc. has caused this Amendment to be executed by its duly authorized officer this 29th day of May, 2015.

CALERES, INC.

By	/s/ Michael I. Oberlander

Title	Senior Vice President, General Counsel and Corporate Secretary